                                                                    Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 as amended of Global Capital
Partners Inc. of our report dated June 25, 2001 (except with respect to Note 20 as to which the date is October 17, 2001) relating to the consolidated financial statements of Global Capital Partners Inc. and Subsidiaries, which report appears on page 25 of the Global Capital Partners Inc. Annual Report on
Form 10-KSB as amended for the year ended March 31, 2001.

We also consent to the reference to us under the heading "Experts" in the prospectus.

                                                      /s/ SPICER, JEFFRIES & CO.

Denver, Colorado
November 2, 2001